Exhibit 3.4

                        Amendment of Articles: Change to
        No Par: Innovest Capital Sources Corporation September 25, 1997

                                                                      FILED COPY
STOCK CHANGE

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                      Innovest Capital Sources Corporation

                                                                     [STAMP]
                                                                 19971153492 M
                                                                      $25.00
                                                              SECRETARY OF STATE
                                                              09-25-97  11:59:16


     Pursuant  to  the  provisions  of  the  Colorado   Corporation   Code,  the
undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     First: The name of the Corporation is Innovest Capital Sources Corporation

     Second: The following amendment to the Articles of Incorporation was adopted on July 11, 1995 as prescribed by the Colorado Corporation Code, in the following manner:

[x] Such Amendment was adopted by vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

          The Common Stock of the Corporation shall have a par value of No Par.

     Third: In all other respects, the Articles as originally filed remain in full force and effect as stated.

     We, the undersigned, being the President and Secretary of this Corporation do make and file these Articles of Amendment, for the purpose of Amending the Articles of Incorporation as originally filed pursuant to the Colorado Corporation Code, and accordingly have set our hand hereunto this day in certification thereof: August 31, 1997.



/s/ Miller L. Mays                               /s/ Karl E. Rodriguez
-------------------------------                  -------------------------------
Miller L. Mays, III                                  Karl E. Rodriguez
PRESIDENT, DIRECTOR                              SECRETARY/TREASURER, DIRECTOR